Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement (Form S-8) pertaining to the Bio Blast Pharma 2013 Incentive Option Plan of our reports dated March 31, 2015 with respect to the financial statements of BioBlast Pharma Ltd. included in the Annual Report on Form 20-F of BioBlast Pharma Ltd. for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
March 31, 2015	A member of EY Global